UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014 (October 26, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Reformed and Clarified Option Agreement with Philip Falcone

HC2 Holdings, Inc. (the “Company”) filed a Form 8-K filed with the Securities and Exchange Commission on May 23, 2014 that disclosed, among other things, the grant of an option (the “Option”) to Philip Falcone, the President and Chief Executive Officer of the Company, to purchase 1,568,864 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $4.56 per share. The number of shares for which the Option is exercisable and the exercise price of the Option are subject to adjustment for certain events, with the effect that at all times the Option as so adjusted will enable Mr. Falcone to purchase the same percentage ownership interest in the Company that the Option represented on its grant date. The Option contemplated that the anti-dilution adjustments would be in the form of additional options to be granted as of the date of the event requiring adjustment.

On October 26, 2014, the Company and Mr. Falcone reformed and clarified the Option (the “Option Clarification”) to clarify the operation of the anti-dilution provisions of the Option upon the issuance of rights, warrants, options, exchangeable securities or convertible securities entitling the holder thereof to subscribe for, purchase or otherwise acquire shares of the Company’s capital stock (each referred to as “Rights”) in light of the Company issuances discussed below. Specifically, pursuant to the terms of the Option Clarification, additional options granted to Mr. Falcone pursuant to the anti-dilution provisions upon the issuance of Rights (i) would have an exercise price equal to the greater of the fair market value of the Common Stock on the trading day immediately preceding the date of grant of the option or the price payable or deemed payable in respect of the applicable Common Stock upon the exercise or conversion of the Rights and (ii) would be exercisable as and to the extent the Rights are exercised or converted.

Anti-Dilution Adjustment Option Issuances

During the period after the grant date of the Option, the Company engaged in various transactions requiring the issuance of additional options pursuant to the anti-dilution provisions of the Option. These included (i) the Company’s issuance of (x) 1,500,000 shares of Common Stock in connection with the May 29, 2014 issuance of Series A Convertible Participating Preferred Stock and (y) additional shares of Common Stock at various times upon the exercise of Company warrants prior to their expiration on July 1, 2014 (collectively, the “Common Stock Issuances”), (ii) the Company’s issuance of Series A Convertible Participating Preferred Stock on May 29, 2014, as well as the pay-in-kind (“PIK”) dividends with respect thereto on June 30, 2014 and September 30, 2014 and (iii) the Company’s issuance of Series A-1 Convertible Participating Preferred Stock on September 22, 2014, as well as the PIK dividends with respect thereto on September 30, 2014. Anti-dilution adjustment options exercisable for an aggregate of 1,782,082 shares of Common Stock were issued on October 28, 2014 promptly following the execution of the Option Clarification.

Options to purchase an aggregate of 762,805 shares of Common Stock (the “Common Stock-Related Adjustment Options”) were issued as a result of the Common Stock Issuances. The Common Stock-Related Adjustment Options have exercise prices ranging from $3.77 per share to $4.05 per share and vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Company on each vesting date, and with accelerated vesting upon the occurrence of specified events. The Common Stock-Related Adjustment Options expire on May 20, 2024.

Options to purchase an aggregate of 760,194 shares of Common Stock (the “Series A Preferred Stock-Related Adjustment Options”) were issued as a result of the issuance of the Series A Convertible Participating Preferred Stock and related PIK dividends. The Series A Preferred Stock-Related Adjustment Options have exercise prices ranging from $4.00 to $4.46 per share and vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Company on each vesting date, and with accelerated vesting upon the occurrence of specified events. The Series A Preferred Stock-Related Adjustment Options are exercisable as and to the extent that the Series A Convertible Participating Preferred Stock is converted into Common Stock. The Series A Preferred Stock-Related Adjustment Options expire on May 20, 2024.

Options to purchase an aggregate of 259,083 shares of Common Stock (the “Series A-1 Preferred Stock-Related Adjustment Options” and, together with the Common Stock-Related Adjustment Options and the Series A Preferred Stock-Related Adjustment Options, the “Adjustment Options”) were issued as a result of the issuance of the Series A-1 Convertible Participating Preferred Stock and related PIK dividends. The Series A-1 Preferred Stock-Related Adjustment Options have exercise prices ranging from $4.36 to $4.46 per share and vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Company on each vesting date, and with accelerated vesting upon the occurrence of specified events. The Series A-1 Preferred Stock-Related Adjustment Options are exercisable as and to the extent that the Series A-1 Convertible Participating Preferred Stock is converted into Common Stock. The Series A-1 Preferred Stock-Related Adjustment Options expire on May 20, 2024.

The following table summarizes the number of shares and exercise prices of the Adjustment Options.

	Number of Shares	Exercise Price
Common Stock-Related Adjustment Options:	53,963	$3.77
	49,372	$3.85
	6,140	$3.98
	280,472	$3.99
	2,394	$4.00
	50,247	$4.02
	52,485	$4.03
	33,124	$4.04
	234,608	$4.05

Series A Preferred Stock-Related Adjustment Options:	2,667	$4.00
	750,000	$4.05
	7,527	$4.46

Series A-1 Preferred Stock-Related Adjustment Options:	258,824	$4.36
	259	$4.46

The Adjustment Options were issued pursuant to the Option and the Option Clarification, and Mr. Falcone did not pay any separate consideration for such Adjustment Options. The Adjustment Options were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: October 30, 2014	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	Acting General Counsel and Corporate Secretary